Exhibit 99.1
Keros Announces Return of $375 Million in Excess Capital to Stockholders

Concludes Strategic Alternatives Review and Provides Update on Development of KER-065

Lexington, Mass., June 9, 2025 – Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that the Company has concluded its previously announced review process to evaluate strategic alternatives to maximize stockholder value for the Company. As a result of this process, the Company’s Board of Directors (the “Board”) unanimously determined to initiate a process to return $375 million of excess capital to stockholders. The terms and structure of this capital return remain under consideration and are expected to be announced at a future date.

Jean-Jacques Bienaimé, Lead Independent Director, said, “Our Board and management team are taking action to enhance stockholder value. To that end, we intend to return a significant amount of excess capital to stockholders while continuing to pursue development of our lead product candidate, KER-065, for the treatment of neuromuscular diseases, with an initial focus on Duchenne muscular dystrophy. This reflects a thorough review of our capital requirements, feedback from our stockholders, and our confidence in the potential for Keros to provide meaningful and potentially disease-modifying benefits to patients.”

During the strategic review process, the Board, with the assistance of the strategic committee of the Board and outside financial and legal advisors, evaluated a comprehensive range of strategic alternatives, including but not limited to a sale of the Company or other business combination transaction, continued investment in the Company’s pipeline, and/or return of excess capital to stockholders. The evaluation of these alternatives involved outreach to a number of third parties and engagement with Company stockholders.

This press release is not an offer to sell or a solicitation of an offer to buy any of the Company’s securities.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, KER-065, is being developed for the treatment of neuromuscular diseases, with an initial focus on Duchenne muscular dystrophy. Keros’ most advanced product candidate, elritercept (KER-050), is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “continue,” “expects,” “enable,” “intention,” “potential” and “will” or similar expressions are intended to identify forward-looking statements.

Examples of these forward-looking statements include statements concerning the intention, terms, structure and timing of return of excess capital by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: the terms and structure of the capital return; the timing of the capital return; the risk that the capital return could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk of any litigation relating to the strategic review; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042

Media Contact:
Mahmoud Siddig / Adam Pollack / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449